                                                                   Exhibit 99.10





================================================================================


                           COLLATERAL AGENCY AGREEMENT


                                      AMONG


                          HARCO LEASING COMPANY, INC.,

                            NAVISTAR LEASING COMPANY,

                           THE SECURED PARTIES HERETO,

                         NAVISTAR FINANCIAL CORPORATION,

                                   as SERVICER

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                               as COLLATERAL AGENT


                           Dated as of April 15, 1999


================================================================================

                                TABLE OF CONTENTS

                                                                                      Page


                                           ARTICLE I
DEFINITIONS..........................................................................    2
        1.1     Definitions..........................................................    2

                                          ARTICLE II
THE SECURITY INTEREST................................................................    2
        2.1     Grant of Security Interest...........................................    2
        2.2     Releases and Transfers of Security Interests.........................    4
        2.3     Continuing Liability of Harco........................................    6
        2.4     Rights of Secured Parties under the Security Documents...............    6
        2.5     Senior Liens.........................................................    6
        2.6     Additional Secured Obligations.......................................    8
        2.7     General Authority of the Servicer and Each Secured Party over the
                Designated Collateral................................................    8
        2.8     Additional Beneficial Holders........................................    9
        2.9     Schedule of Leases and Leased Vehicles...............................    9
        2.10    Collateral Supplements; Effectiveness of Articles V and VI...........   10

                                          ARTICLE III
REPRESENTATIONS AND WARRANTIES.......................................................   10
        3.1     Title to Designated Collateral; Validity of Security Interest........   10
        3.2     Power and Authority; Due Authorization Execution and Delivery........   11
        3.3     Enforceability ......................................................   11
        3.4     No Conflict .........................................................   11
        3.5     Places of Business ..................................................   11
        3.6     No Tax or ERISA Liens ...............................................   12
        3.7     Location of Collateral ..............................................   12
        3.8     Fair Labor Standards Act ............................................   12

                                          ARTICLE IV
COVENANTS............................................................................   12
        4.1     Filings and Further Assurances.......................................   12
        4.2     Liens on the Designated Collateral...................................   13
        4.3     Place of Business and Designated Collateral; Books and Records.......   14
        4.4     Insurance............................................................   14
        4.5     Delivery of Security Documents.......................................   15
        4.6     Information as to Secured Parties....................................   15
        4.7     Filing Fees; Excise Taxes............................................   15

                                           ARTICLE V
ACCELERATION OF SECURED OBLIGATIONS; REMEDIES........................................   15
        5.1     Notice of Default....................................................   15
        5.2     General Authority of the Collateral Agent over the Affected

                Collateral ..........................................................   16
        5.3     Remedies; Rights Upon Acceleration of Secured Obligations ...........   17
        5.4     Right to Initiate Judicial Proceedings ..............................   19
        5.5     Right to Appoint a Receiver .........................................   19
        5.6     Instructions of the Secured Party ...................................   20
        5.7     Remedies Not Exclusive ..............................................   20
        5.8     Waiver and Estoppel .................................................   21
        5.9     Limitation by Law ...................................................   21

                                          ARTICLE VI
COLLATERAL ACCOUNT; DISTRIBUTIONS ...................................................   22
        6.1     The Collateral Account ..............................................   22
        6.2     Control of Collateral Account .......................................   22
        6.3     Investment of Funds Deposited in Collateral Account .................   22
        6.4     Application of Moneys ...............................................   23
        6.5     Collateral Agent's Calculations .....................................   24

                                          ARTICLE VII
THE COLLATERAL AGENT ................................................................   24
        7.1     Acceptance of Trust .................................................   24
        7.2     Exculpatory Provisions ..............................................   24
        7.3     Delegation of Duties ................................................   25
        7.4     Reliance; Advice of Counsel..........................................   26
        7.5     Limitations on Duties of Collateral Agent ...........................   27
        7.6     Moneys to be Held in Trust ..........................................   27
        7.7     Resignation and Removal of the Collateral Agent .....................   28
        7.8     Eligibility Requirements for the Collateral Agent ...................   29
        7.9     Merger or Consolidation of the Collateral Agent .....................   29
        7.10    Appointment of Co-Agent; Separate Agents ............................   29
        7.11    Treatment of Payee or Indorsee by Collateral Agent; Representatives
                of Secured Parties ..................................................   31
        7.12    Compensation and Indemnities ........................................   32
        7.13    Doing Business in Other Jurisdictions ...............................   33
        7.14    Confidentiality .....................................................   33
        7.15    Representations and Warranties of the Collateral Agent ..............   33
        7.16    Covenant of the Collateral Agent ....................................   34

                                         ARTICLE VIII
RELEASE OF COLLATERAL                                                                   35
        8.1     Permitted Releases ..................................................   35
        8.2     Conditions to Termination of Security Interest and Release of All
                Collateral ..........................................................   35
        8.3     Procedure for Termination and Release ...............................   35
        8.4     Power of Attorney ...................................................   36

                                          ARTICLE IX
MISCELLANEOUS .......................................................................   36
        9.1     Notices .............................................................   36
        9.2     No Waivers ..........................................................   37
        9.3     Amendments, Supplements and Waivers .................................   37
        9.4     Headings ............................................................   37
        9.5     Severability ........................................................   37
        9.6     Successors and Assigns ..............................................   38
        9.7     No Petition Covenant ................................................   38
        9.8     Governing Law .......................................................   38
        9.9     Counterparts ........................................................   38
        9.10    Termination .........................................................   38
        9.11    Entire Agreement ....................................................   38
        9.12    Series Liability ....................................................   39
        9.13    Remedies Cumulative .................................................   39


                                     EXHIBIT

     Exhibit A  Form of Notice of Permitted Financing

                  COLLATERAL AGENCY AGREEMENT (this "Agreement") dated as of
                                                     ---------
April 15, 1999, among Harco Leasing Company, Inc., a Delaware corporation ("Harco"), Navistar Leasing Company, a Delaware business trust (the "Trust"),
  -----                                                              -----
each other Person from time to time joining in this Agreement in the capacity of a Secured Party, Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), in its capacity as servicer (the "Servicer") and Harris
  ------------------                                      --------
Trust and Savings Bank, an Illinois banking corporation, acting as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent").
                                                      ----------------

                              W I T N E S S E T H :

                  WHEREAS, Harco wishes to induce the Harco Secured Parties to continue to loan moneys to Harco to enable Harco to make capital contributions to the Trust to enable the Trust to finance the purchase of Vehicles from Dealers which are in turn leased to third parties;

                  WHEREAS, each Holder of a Portfolio Interest wishes to obtain a backup security interest in the Leased Vehicles and other Trust Assets allocated to such Portfolio Interest, and the Collateral Agent will act hereunder with respect to the Trust Assets comprising such Portfolio Interest on behalf of such Holder and on behalf of any related Holder Secured Party designated in a Collateral Supplement;

                  WHEREAS, each Harco Secured Party, each Holder of a Portfolio Interest and each Holder Secured Party shall constitute a Secured Party for purposes of this Agreement;

                  WHEREAS, the parties hereto (other than the Trust) entered into a Collateral Agency Agreement dated as of October 1, 1997 (the "Original
                                                                     --------
Collateral Agency Agreement"), and the parties hereto wish to amend and restate
---------------------------
the Original Collateral Agency Agreement; and

                  WHEREAS, the parties hereto wish to provide for a means of insuring that the rights of each Secured Party in respect of the Trust Assets in which such Secured Party holds an interest shall in all circumstances be prior to the claims of any other creditors of Harco or the Trust, including any liens that might at any time be asserted by the Internal Revenue Service, the Pension Benefit Guaranty Corporation, a trustee in bankruptcy or any lien creditor (so that, even if the Intended Characterization of the conveyance of a Portfolio Interest is not respected, the Collateral Agent on behalf of the Holder of such Portfolio Interest and any Holder Secured Party will nonetheless have a perfected security interest in the related Portfolio Assets).

                              DECLARATION OF TRUST:

                  NOW, THEREFORE, in order to secure the rights of each Secured Party and the payment and performance of the respective Secured Obligations owing to each such Secured Party to the extent provided in the applicable Security Documents and in consideration of the premises and the mutual agreements set forth herein, the Collateral Agent declares that it holds the Trust Estate as collateral agent under this Agreement.

                  TO HAVE AND TO HOLD the Trust Estate unto the Collateral Agent and its successors under this Agreement and its assigns and their assigns forever.

                  IN TRUST NEVERTHELESS under and subject to the conditions set forth herein and to hold its Security Interest in the Secured Party Designated Collateral of each Secured Party for the benefit of such Secured Party, and for the enforcement of the payment of such Secured Party's Secured Obligations to the extent provided in the applicable Security Document, and as security for the performance of and compliance with the covenants and conditions of this Agreement.

                  PROVIDED, HOWEVER, that if each of the conditions set forth in
Article VIII for the release of any Secured Party Designated Collateral shall be satisfied, then this Agreement with respect to all of such Secured Party Designated Collateral, and the estates and rights hereby granted, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

                  IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Collateral Agent, subject to the further covenants, conditions and trusts hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions. Except as otherwise expressly defined herein, all
                  -----------
capitalized terms shall have the respective meanings assigned to them in that certain Trust Agreement dated as of April 15, 1999, among Harco, The First National Bank of Chicago, as General Interest Trustee and First Chicago Delaware Inc., as Delaware Trustee (as amended, restated and supplemented from time to time, the "Trust Agreement"), and all of the rules of construction as set forth
           ---------------
in Part II of Appendix A to the Trust Agreement shall be applicable to this
              ----------
Agreement.

                                   ARTICLE II
                              THE SECURITY INTEREST

         2.1      Grant of Security Interest.
                  --------------------------

                  (a) Each of Harco and the Trust (to the full extent of its respective legal or beneficial ownership) hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent for the benefit of the Harco Secured Parties and hereby grants to the Collateral Agent for the benefit of each Harco Secured Party (to the extent of such Secured Party's security interest), a security interest in and to all of the General Trust Assets;

                  (b) To the extent set forth in any Collateral Supplement, each Holder (excluding Harco with respect to the General Trust Assets and General Trust Accounts, but including Harco with respect to any Portfolio Interest of which Harco is the Holder) hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent for the benefit of its respective Holder Secured Parties, if any (and only to the extent any such Holder Secured Party is granted a security interest in any Designated Collateral pursuant to any Security Document), and hereby grants to the Collateral Agent for the benefit of each such Secured Party (to the extent of such Secured Party's security interest), a security interest in and to all of such Designated Collateral;

                  (c) The Trust, to the full extent of its ownership interest in any Portfolio Assets, hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent, for the benefit of the Holder (including Harco with respect to any Portfolio Interest of which Harco is the Holder) of such Portfolio Interest (and, to the extent such Holder has granted a security interest in any Designated Collateral to a Secured Party, also for the benefit of such Secured Party), a security interest in and to all of the Trust's rights in such Portfolio Assets;

                  (d) To the extent that the Intended Characterization with respect to a transaction intended to constitute the sale of a Portfolio Interest to a Holder is not respected, and such transaction is characterized instead as a loan to Harco or the Trust secured by the Portfolio Assets comprising such Portfolio Interest or by any other related Designated Collateral, Harco hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent, for the benefit of the purported Holder of such Portfolio Interest (and, to the extent such Holder has granted a security interest in any Designated Collateral to a Secured Party, also for the benefit of such Secured Party), a security interest in and to all of Harco's rights in such Portfolio Assets and in any other Designated Collateral; and

                  (e) In the event that Harco (a) enters into any sale-leaseback transaction with respect to a Portfolio Interest, (b) pledges a Portfolio Interest as collateral for its obligations under a sale-leaseback transaction, or (c) uses assets allocated to a Portfolio Interest in connection with a sale-leaseback transaction or as collateral for its obligations under such a transaction, each of Harco and the Trust hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent for the benefit of the Secured Parties in such transaction, and hereby grants to the Collateral Agent for the benefit of such Secured Parties, a security interest in and to all of Harco's and the Trust's respective rights in the Designated Collateral with respect to such transaction;

in every case, whether now owned or existing or hereafter acquired or arising and regardless of where located; provided, however, that the Collateral Agent's
                                 --------  -------
Security Interest may be released from time to time after the Effective Date with respect to certain General Trust Assets, General Trust

Accounts or Designated Collateral as provided in Sections 2.2, 8.1 and 8.2. The foregoing grant of a Security Interest shall not be effective at any time prior to the Effective Date.

                  The grants contained in Sections 2.1(c) and (d) of this Agreement are intended to (i) protect the Trust's interests in the event any Lease is deemed a lease intended for security and (ii) to enable each Holder to obtain a backup security interest, or to cause the Trust to grant a security interest, in the Leased Vehicles and other Trust Assets allocated to such Holder's Trust Interest.

         2.2      Releases and Transfers of Security Interests.
                  --------------------------------------------

                  (a)    Permitted Financings.
                         --------------------

                         (i) Harco may from time to time Transfer its Designated Collateral (or any portion thereof) allocated to the General Interest or other assets from time to time allocated to the General Interest pursuant to Permitted Financings. A Permitted Financing may provide for Transfers of Designated Collateral by Harco from the General Interest or a Portfolio Interest on one or more specified dates or from time to time. In the event that such Transfers are to occur on more than a single date, the provisions of this Section 2.2 with respect to the Collateral Agent's Security Interests shall take effect on the date of the Transfer with respect to any Designated Collateral which is so Transferred (unless otherwise provided in a Notice of Permitted Financing or a Collateral Supplement). A Notice of Permitted Financing shall not be required in connection with a Permitted Financing if there is a Collateral Supplement relating to such Permitted Financing.

                         (ii) This Section 2.2(a)(ii) applies to the transfer or release of the Collateral Agent's security interests in connection with an initial Transfer of Designated Collateral into a Portfolio Interest (an "Initial Portfolio Allocation"), or any subsequent Transfer of Designated Collateral (a "Subsequent Portfolio Allocation," and, together with the Initial Portfolio Allocation, each a "Portfolio Allocation") into such Portfolio Interest. If no Collateral Supplement is executed in connection with an Initial Portfolio Allocation, the Collateral Agent's Primary Security Interest in any Designated Collateral which is expressly Transferred by Harco in a Portfolio Allocation and in all proceeds thereof ("Transferred Portfolio Collateral") shall, on the effectiveness of each such Portfolio Allocation and without any further action on the part of the Collateral Agent, be released. If a Collateral Supplement is executed in connection with a Portfolio Supplement, then on the effectiveness of each Portfolio Allocation made pursuant to the related Portfolio Supplement and without any further action on the part of the Collateral Agent, the Collateral Agent shall cease to hold its Security Interest in the applicable Transferred Portfolio Collateral for the benefit of the Harco Secured Parties and shall thereupon hold its Security Interest in such Transferred Portfolio Collateral exclusively for the benefit of the applicable Secured Parties specified in such Collateral Supplement.

                        (iii) If such Transfer from the General Interest will be effected by removing any such Designated Collateral from the Trust (a "Removal"), then Harco shall deliver to the Collateral Agent prior to such Removal a Notice of Permitted Financing. On the effectiveness of any Removal of Designated Collateral from the General Interest and without any further action on the part of the Collateral Agent, the Collateral Agent's Security Interests shall be released.

                        (b)   Transfers. Harco may (in addition to its rights
                              ---------
         under Section 2.2(a)), (x) Transfer any of its Designated Collateral (or any portion thereof) in the ordinary course of business if such Transfer is not prohibited by any Security Document (including any allocation of General Trust Assets into any Portfolio Interest pursuant to the terms of any Permitted Financing in accordance with the related Transaction Documents) or (y) Transfer any of its Designated Collateral (or any portion thereof) subject to any Senior Lien in a Transfer as to which the Collateral Agent shall have waived its rights in accordance with Section 2.5; provided, however, that the Security Interest in any Trust Assets allocated to a Portfolio Interest shall no longer be held by the Collateral Agent for the benefit of Harco, any Harco Secured Parties or any other Persons but instead shall be held by the Collateral Agent exclusively for the benefit of the applicable Secured Parties set forth in the Collateral Supplement relating to such Portfolio Interest. Any Holder other than Harco may transfer its Designated Collateral (or any portion thereof) at any time, unless (i) the Collateral Agent has previously received written instructions from a Secured Party with respect to such Designated Collateral specifically restricting or prohibiting any such Transfer or (ii) the applicable Collateral Supplement otherwise provides. In connection with any such Transfer (other than an allocation of any Designated Collateral from one Trust Interest to another Trust Interest):

                        (i) the Collateral Agent's Security Interest in such Designated Collateral (but not in the proceeds arising from such Transfer) shall cease immediately upon such Transfer without any further action on the part of the Collateral Agent;

                        (ii) if such Designated Collateral is in the possession of the Collateral Agent, any co-agent or any of their respective agents, the Collateral Agent, such co-agent or such agent shall deliver such Designated Collateral to the Holder promptly following receipt of a certificate of a Responsible Officer of the Holder requesting such delivery and certifying that such Transfer is permitted in accordance with this Section 2.2(b); and

                        (iii) the Collateral Agent, any co-agent, the Servicer and any of their respective agents are each hereby authorized and instructed to deliver to the Transferee of such Designated Collateral a certificate stating that the Collateral Agent no longer has any Security Interest therein, and such Transferee shall be entitled to rely conclusively on such certificate for any and all purposes; provided that the Collateral Agent, such co-agent, such
         --------

     Servicer or such agent shall have received a certificate of a Responsible Officer of the Holder requesting such delivery and certifying that such Transfer is permitted in accordance with this Section 2.2(b).

Unless notified to the contrary by any Secured Party, the Collateral Agent and the Servicer may assume that any Transfer of any Designated Collateral is not prohibited by any Security Document and may so inform any of its agents and any co-agent.

     2.3  Continuing Liability of Harco. Notwithstanding any other provision of
          -----------------------------
this Agreement, Harco and the Trust shall remain liable under each of their respective contracts, agreements, interests and obligations included in its Designated Collateral, to observe and perform all the conditions and obligations to be observed and performed by them thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the Collateral Agent's Security Interest in any Designated Collateral in which Harco or the Trust has an interest. None of the Collateral Agent or any other Secured Party shall have any obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any such contract, agreement, interest or obligation pursuant hereto. None of the Collateral Agent or any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of Harco or the Trust thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or to present or file any Claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

     2.4  Rights of Secured Parties under the Security Documents.
          ------------------------------------------------------
Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of each Secured Obligation held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) expressed in the relevant Security Document or, subject to any limitations in such Security Document or in any other agreement to which such Secured Party is a party or by which such Secured Party is bound, to institute suit for the enforcement of such payment on or after such due date, and the obligation of the applicable Holder to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party.

     2.5  Senior Liens.
          ------------

          (a) If at any time Harco desires to subordinate the Collateral Agent's Security Interest in that portion of Harco's Designated Collateral consisting of the General Interest or the General Trust Assets (or any portion thereof) to a Lien (a "Senior Lien") on such Collateral that is
                       -----------
not prohibited by any Security Document, Harco shall deliver to the Collateral Agent a certificate of a Responsible Officer of Harco:

               (i) describing the proposed Senior Lien, the Secured Parties holding the Liens that are to be subordinated and the Designated Collateral (or any portion thereof) subject thereto and certifying that the creation and senior status thereof is not prohibited by any Security Document;

               (ii) attaching a certificate executed by each Secured Party that has an interest in such Designated Collateral (or any portion thereof) which certifies that the creation of the Senior Lien in such Designated Collateral is not prohibited by any Security Document to which such Secured Party is a party;

               (iii) requesting the subordination of the Collateral Agent's Security Interest in such Designated Collateral (or any portion thereof) to such Senior Lien;

               (iv) stating whether any Designated Collateral is to be delivered by the Collateral Agent to the holder of such Senior Lien or its agent requesting such delivery (or Transfer) thereof;

               (v) attaching a copy of any document to be executed by the Collateral Agent and delivered by the Collateral Agent to the holder of such Senior Lien or its agent pursuant to subsection (b) of this Section;

               (vi) specifying the date on which Harco desires the Collateral Agent to deliver said documents and deliver or Transfer, as the case may be, any Designated Collateral referred to in clause (iii) above to the holder of such Senior Lien or its agent; and

               (vii) representing to the Collateral Agent that Harco and the Trust, to the extent of its interest therein, are the sole and exclusive owners of such Designated Collateral to be subject to the Senior Lien.

          (b) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien, the Collateral Agent and/or the Servicer, as applicable, will, at Harco's expense, execute and deliver to the holder of such Senior Lien or its agent as set forth in subsection (a) above such documents as Harco shall reasonably request (copies of which documents shall have been attached to the certificate delivered pursuant to subsection (a) above in accordance with clause (v) thereof):

               (i) evidencing the subordination of the Collateral Agent's Security Interest in the relevant Designated Collateral to such Senior Lien;

               (ii) waiving any objection the Collateral Agent may otherwise be entitled to make under this Agreement or under applicable law to the Transfer or other disposition of the Designated Collateral subject to such Senior Lien or any exercise by the holder of such Senior Lien of remedies permitted by applicable law or contract, provided that the Collateral
                                              --------
     Agent's Security Interest shall continue in any proceeds of such Designated Collateral so sold or disposed of, subject in all respects to the rights of the holder of such Senior Lien; and

               (iii) waiving any right of the Collateral Agent under this Agreement or under applicable law to sell, or require the holder of such Senior Lien to sell, such Designated Collateral prior to the satisfaction in full of the obligations secured by such Senior Lien.

          (c) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien and the certificate delivered pursuant to such subsection requests the delivery and/or Transfer of any Designated Collateral, then the Collateral Agent and/or the Servicer will make appropriate arrangements for such delivery and/or Transfer.

     2.6  Additional Secured Obligations. If at any time Harco, the applicable
          ------------------------------
Secured Party and a Holder deliver a Collateral Supplement pursuant to Section 2.2(a) which expressly states that the applicable Secured Obligations are Additional Harco Secured Obligations, the obligations specified therein shall be Additional Harco Secured Obligations for purposes of this Agreement from and after the later of (i) the date of the receipt of such Collateral Supplement by the Collateral Agent and (ii) the incurrence of such obligation.

     2.7  General Authority of the Servicer and Each Secured Party over the
          -----------------------------------------------------------------
Designated Collateral.
---------------------

          (a) With respect to any Designated Collateral, the Collateral Agent, the Trust and each Secured Party hereby constitutes and appoints the Servicer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Collateral Agent or in its own name, from time to time in the Servicer's discretion, so long as no Notice of Default relating to such Designated Collateral is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to (a) perfect the Collateral Agent's Security Interest in the Designated Collateral and (b) remove the Collateral Agent's Lien from the Designated Collateral, including from the Certificate of Title of any Leased Vehicle in connection with a Transfer under Section 2.2(b) or a release of the Collateral Agent's Security Interests under Sections 8.1 and 8.2. The foregoing shall in no way be construed as (i) limiting such Secured Party's rights to deal with its respective Designated Collateral so long as no Notice of Default relating to such Designated Collateral is in effect or (ii) permitting any other Person that is not a Secured Party of such Designated Collateral (other than the Collateral Agent, the Servicer and the applicable Holder) to have any rights under this Agreement with respect to such Designated Collateral. The Servicer is hereby authorized by the Collateral Agent, the Trust and each Holder to hold each Certificate of Title constituting part of a Holder's Designated Collateral; provided, however, that
                                                       --------  -------
upon the delivery of a Notice of Default, such Servicer shall deliver to the Collateral Agent each original Lease and each Certificate of Title for any Vehicle included in the Designated Collateral.

          (b) From and after the delivery to the Servicer of any notice that it is terminated as Servicer with respect to any Secured Party Designated Collateral in accordance with the applicable Security Documents for such Secured Party Designated Collateral:

               (i) the Servicer shall have no authority to, and shall not, release the Collateral Agent's Security Interest in any of such Secured Party Designated Collateral without the prior written consent of the applicable Secured Party; and

               (ii) the applicable Secured Party shall have the right to notify the Collateral Agent to cease to follow the instructions of the Servicer with respect to such Secured Party Designated Collateral and to follow only the instructions of the applicable Secured Party and its designees (including, without limitation, any successor Servicer designated by the applicable Secured Party).

          (c) From and after the delivery of a Notice of Default to the Collateral Agent by any Secured Party with respect to such Secured Party's Secured Obligations, the Collateral Agent shall follow the instructions of the Secured Party and its designees (including, without limitation, any successor Servicer designated by the applicable Secured Party) in connection with the exercise of remedies under such Secured Party's Security Documents.

     2.8  Additional Beneficial Holders. Harco was the only Holder and Navistar
          -----------------------------
Financial was the only Secured Party as of the Effective Date. From time to time hereafter, additional Persons may elect to be treated as Holders and Secured Parties under this Agreement. Such election shall be deemed to be consummated upon the execution and delivery of a Collateral Supplement. Each Holder shall have rights under this Agreement only with respect to the Designated Collateral specified in or described pursuant to its Collateral Supplement.

     2.9  Schedule of Leases and Leased Vehicles. The Servicer shall deliver to
          --------------------------------------
the Collateral Agent a copy of each Schedule of Leases and Leased Vehicles which the Servicer delivers to the General Interest Trustee or any Portfolio Trustee pursuant to Section 3.1(c) of the Servicing Agreement. At any time, the Collateral Agent shall be entitled to rely upon the most recent Schedule of Leases and Leased Vehicles. In the event of any conflict between the Schedules of Leases and Leased Vehicles and any listing or schedule of Transferred Portfolio Collateral delivered by Harco or the Servicer in connection with any Portfolio Allocation, such listing or schedule shall govern.

     2.10 Collateral Supplements; Effectiveness of Articles V and VI.
          ----------------------------------------------------------

          (a) Any Holder (including Harco), the Trust, the Secured Parties of such Holder, Harco, the Trust and the Collateral Agent may enter into any supplement to this Agreement (each, a "Collateral Supplement") with respect to
                                       ---------------------
the Designated Collateral described therein as shall be mutually agreeable to such parties; provided, however, that the Collateral Agent shall not hold its
              --------  -------
Security Interest in any Trust Assets for the benefit of any Holder or Secured Party described in any Collateral Supplement or Notice of Permitted Financing unless the Collateral Agent shall have received an Opinion of Counsel to the effect that the execution, delivery and performance by Harco and the Servicer or any of their Affiliates of such Collateral Supplement or Notice of Permitted Financing and any Security Documents and Transaction Documents related thereto
(i) will not conflict with, breach or result in a violation or default under the Security Documents and Transaction Documents of any existing Holder or Secured Party, and (ii) will not adversely affect the rights or interests of any existing Holder or Secured Party.

          (b) Notwithstanding anything to the contrary herein, the provisions of Articles V and VI of this Agreement shall be applicable with respect to any Designated Collateral only to the extent specified in the related Collateral Supplement. Each of Harco and, if set forth in the Collateral Supplement relating to any Designated Collateral, the electing Holder therein shall be referred to herein as an "Electing Holder."
                          ---------------

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1  Title to Designated Collateral; Validity of Security Interest. In
          -------------------------------------------------------------
respect of all of the Collateral, Harco represents, warrants and agrees that:

          (a) The Trust owns all of the Collateral free and clear of any Lien of any Person, except for Permitted Liens.

          (b) The Collateral Agent will be or is named as first lienholder on each Certificate of Title or similar document or instrument evidencing the Trust's ownership from time to time of any Leased Vehicle constituting part of the Collateral. The indication of the Collateral Agent on each Certificate of Title as first lienholder shall appear as "Harris Bank, as Agent" or other designation which shall clearly indicate the status of the Collateral Agent as an agent on behalf of others (unless and to the extent that a Registrar of Titles refuses to include any such reference to the "Collateral Agent's status, in which case it shall be sufficient to indicate "Harris Bank").

          (c) The Collateral Agent's Security Interest constitutes a valid first priority perfected security interest in all of the Collateral.

         (d) Other than the filing of financing statements previously filed in the states of Delaware and Illinois with respect to the Collateral Agent's Security Interest in the Collateral, and the recording of the Collateral Agent's Security Interest on the Certificates of Title with respect to the Leased Vehicles included in the Collateral, no registration, recordation or filing with, or any consent or approval of, any governmental body, agency or official is required in connection with the execution, delivery and performance of this Agreement or necessary for the validity or enforcement hereof or for the perfection or enforcement of the Collateral Agent's Security Interest. Neither the Trust nor Harco has performed or will perform any act which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Agent in any such enforcement.

     3.2 Power and Authority; Due Authorization Execution and Delivery. Harco
         -------------------------------------------------------------
represents and warrants that the execution and delivery by it of this Agreement and each other Basic Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.

     3.3 Enforceability. Harco represents and warrants that this Agreement and
         --------------
each other Basic Documents to which it is a party constitute the legal, valid and binding obligations of Harco enforceable against Harco in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3.4 No Conflict. Harco represents and warrants that the execution and
         -----------
delivery by it of this Agreement and each other Basic Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on its assets or the Trust Assets (except as created hereunder), and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     3.5 Places of Business. Harco represents and warrants that its principal
         ------------------
places of business and chief executive office and the offices where it keeps all of its Books and Records are located at 2850 W. Golf Road, Rolling Meadows, IL 60008, or such other locations of which the Collateral Agent has been notified, and that principal places of business and chief executive office of the General Interest Trustee and the offices where it keeps all of its Books and Records are located at 1 North State Street, 9th Floor, Chicago, IL 60602, or such other locations of which the Collateral Agent has been notified.

     3.6 No Tax or ERISA Liens. Harco represents and warrants that no notice of
         ---------------------
any Lien in respect of any unpaid taxes or assessments has been filed by any taxing authority against, or otherwise affects Harco, any of its Affiliates, the Trust or any of the Trust Assets. No notice of a Lien under Title I or Title IV of ERISA has been filed against, or otherwise affecting Harco, any of its Affiliates, the Trust or any of the Trust Assets

     3.7 Location of Collateral. As of the Effective Date, Harco represents and
         ----------------------
warrants that the location of its chief executive office is at 2850 W. Golf Road, Rolling Meadows, IL 60008.

     3.8 Fair Labor Standards Act. Harco hereby represents that all Leased
         ------------------------
Vehicles included in the Designated Collateral originally produced by any Affiliate of Harco have or will have been produced in compliance with ss.ss. 6, 7 and 15 of the Fair Labor Standards Act of 1938, as amended.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Filings and Further Assurances.
         ------------------------------

         (a) The Servicer will, at Harco's expense, unless otherwise provided in the applicable Portfolio Supplement, take the following steps:

             (i) cause UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to perfect the Collateral Agent's Security Interest in all of the Collateral to the extent that applicable law permits perfection thereof by filing under the UCC and make available to the Collateral Agent file-stamped copies of each such UCC financing statement or continuation statement;

             (ii) cause the Certificates of Title or other evidence of ownership of the Leased Vehicles issued by the Registrar of Titles to reflect the Collateral Agent as the first priority lienholder, and the indication of the Collateral Agent on each Certificate of Title as first lienholder shall appear as "Harris Bank, as Agent" or other designation which shall clearly indicate the status of the Collateral Agent as an agent on behalf of others (unless and to the extent that a Registrar of Titles refuses to include any such reference to the "Collateral Agent's status , in which case it shall be sufficient to indicate "Harris Bank");

             (iii) as to all proceeds, cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that proceeds of all items of Collateral described therein are covered; and

             (iv) as to Insurance Policies, comply with the provisions of
Section 4.4, or will cause the Servicer to so comply.

         (b) Each Electing Holder (it being understood that Harco is an electing Holder), the Servicer and the Trust will from time to time, at Harco's expense, execute, deliver, file and record any other statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Collateral Agent or any Secured Party may reasonably request, in order to create, preserve, perfect, confirm or validate (to the extent contemplated hereby) the Collateral Agent's Security Interest, or to enable the Collateral Agent to obtain the full benefits of this Agreement, or to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Designated Collateral.

         (c) No Electing Holder or the Trust will change its name, identity or corporate structure in any manner unless such Electing Holder or the Trust shall, as the case may be, have given the Collateral Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend all financing statements and continuation statements so that they are not seriously misleading.

         (d) To the fullest extent permitted by law, each Electing Holder and the Trust authorizes the Collateral Agent, each of the Secured Parties and the Servicer, or any of them, on behalf of the Collateral Agent, to sign and file financing and continuation statements and amendments thereto with respect to the Designated Collateral without its signature thereon. Each Electing Holder and the Trust agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         (e) If a Notice of Default is in effect relating to any Designated Collateral, Harco and the Servicer (or, if applicable, the applicable Electing Holder) shall, subject to Section 2.5, immediately upon its receipt thereof, deliver or cause to be delivered to the Collateral Agent for deposit in the applicable Holder sub-account of the Collateral Account (or, if specified in the applicable Collateral Supplement, the applicable Secured Party or Parties) all proceeds of such Designated Collateral.

         (f) Each Electing Holder and the Trust agrees not to Transfer or otherwise dispose of or grant any option with respect to its Designated Collateral, except as permitted by Section 2.2.

     4.2 Liens on the Designated Collateral. Each Electing Holder, the Servicer
         ----------------------------------
and the Trust agrees not to create or suffer to exist any Lien on its Designated Collateral other than Permitted Liens. Without limiting the generality of the foregoing, if any Lien on all or any part of its Designated Collateral shall be filed pursuant to ERISA or the Internal Revenue Code, such Electing

Holder, the Servicer and the Trust shall cause such Lien to be released within 30 days after receiving notice of such filing.

         4.3 Place of Business and Designated Collateral; Books and Records.
             --------------------------------------------------------------
Each Electing Holder, the Servicer and the Trust will not change the location of any of (a) its places of business, (b) its chief executive office or (c) the offices or other locations where it keeps or holds any of its Designated Collateral or any records relating thereto (except to the extent temporary location elsewhere is needed in connection with litigation, repossession or other collection activities) unless such Electing Holder, the Servicer and the Trust, prior to such change, notifies the Collateral Agent and the applicable Secured Parties of such change, makes all UCC filings required by Section 4.1(a) and takes all other action necessary, or that the Collateral Agent or any applicable Secured Party may reasonably request, to preserve, perfect, confirm and protect (to the extent contemplated hereby) the Collateral Agent's Security Interest. Each Electing Holder, the Servicer and the Trust further agrees to not in any event change the location of any of its Collateral if such change would cause the Collateral Agent's Security Interest in such Collateral to lapse or cease to be perfected. Each Electing Holder, the Servicer and the Trust will permit the Collateral Agent, or any agent designated by it, at any time and from time to time during normal business hours, to inspect, audit, check and make abstracts and copies of its Books and Records. The Collateral Agent agrees to permit any Secured Party, or any agent designated by it, at any time and from time to time upon reasonable notice during normal business hours, to inspect, audit, check and make abstracts and copies of its Books and Records relating to such Secured Party's Secured Party Designated Collateral.

         4.4 Insurance.
             ---------

             (a) The Servicer will cause any group insurance policy maintained by any lessee of a Leased Vehicle and any group physical damage insurance maintained by it or any lessee of a Leased Vehicle to name the Trust, as additional insured, beneficiary or otherwise, as appropriate and to the extent its interest may appear, and to name the Collateral Agent as loss payee, as appropriate and to the extent its interest may appear.

             (b) The Servicer will cause any individual insurance policy maintained by it or any lessee of a Leased Vehicle and any individual physical damage insurance maintained by it or any lessee of a Leased Vehicle to name the Trust, as an additional insured, beneficiary or otherwise, as appropriate and to the extent its interest may appear, and to name the Collateral Agent as loss payee, as appropriate and to the extent its interest may appear.

             (c) Any insurance proceeds received by the Collateral Agent in respect of any Designated Collateral or of any insurance referred to in this Section shall be promptly paid over or endorsed, if necessary, by the Collateral Agent to the applicable Holder, unless at the time a Notice of Default is in effect relating to such Holder, in which case such proceeds shall be deposited in the applicable Holder sub-account of the Collateral Account, or, if otherwise specified in the applicable

Security Documents, as set forth in such Security Documents. Any such insurance proceeds received by a Holder may be retained by such Holder unless at the time a Notice of Default is in effect, in which case such proceeds shall be promptly paid over to the Collateral Agent for deposit in the applicable Holder sub-account of the Collateral Account (or to the applicable Secured Parties, as set forth in the applicable Security Documents).

         4.5 Delivery of Security Documents. Each Electing Holder (or, for
             ------------------------------
Secured Parties without an Electing Holder, Harco) will deliver to the Collateral Agent and the Servicer, promptly upon the execution thereof, a true and complete copy of (a) each Security Document entered into after the Effective Date to which it is a party and (b) each amendment, modification or supplement to any Security Document.

         4.6 Information as to Secured Parties. From time to time upon request
             ---------------------------------
of the Collateral Agent or the Servicer, each Electing Holder shall deliver a list setting forth as of a date not more than 30 days prior to the date of such delivery, (a) for each Security Document to which it is a party, to the extent known, the names of the holders of Secured Obligations outstanding thereunder and the unpaid principal amount or face amount thereof owing to each such holder, and (b) the name and address of any duly authorized representative of the Secured Parties holding such Secured Obligations designated in accordance with Section 7.11(b). Each Electing Holder shall furnish to the Collateral Agent within 30 days after the Effective Date a list setting forth the name and address of each party to whom notices must be sent under each Security Document in effect on the Effective Date to which it is a party and each Electing Holder shall furnish promptly to the Collateral Agent any changes or additions to such list of which it receives notice. The Collateral Agent shall provide a copy of such list to any Servicer and any Secured Party requesting it.

         4.7 Filing Fees; Excise Taxes. The Servicer shall pay any and all
             -------------------------
payments in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery and performance of this Agreement.

                                    ARTICLE V
                  ACCELERATION OF SECURED OBLIGATIONS; REMEDIES

         5.1 Notice of Default.  Unless otherwise provided in a Notice of
             -----------------
Permitted Financing:

             (a) Upon receipt of a Notice of Default with respect to any Secured Party Designated Collateral, the Collateral Agent shall immediately notify the Servicer, Harco, the Trust, each Electing Holder of Affected Collateral, any co-agent, each insurance company that has issued an Insurance Policy naming the Collateral Agent as a named insured, loss payee, beneficiary or otherwise in accordance with Section 4.4(a) with respect to the Affected Collateral (provided
                                                                        --------
that Harco shall have notified, and hereby agrees to notify, the Collateral Agent of the proper address, telex or facsimile number for each such notice) and each Secured Party thereof. So long as such Notice of Default is in effect, the Collateral Agent shall exercise the rights and remedies provided in this Article with respect to the Electing Holder and the Secured Party Designated Collateral specified in such Notice of Default (the "Affected Collateral"). The Collateral Agent is not
                        -------------------
empowered to exercise any remedy hereunder unless a Notice of Default is in effect and no remedy may be exercised against any Secured Party Designated Collateral or any Electing Holder unless such Electing Holder and such Secured Party Designated Collateral is identified in the Notice of Default.

                  (b) A Notice of Default shall become effective with respect to the Affected Collateral upon receipt thereof by the Collateral Agent. A Notice of Default, once effective, shall remain in effect with respect to the Affected Collateral unless and until it is canceled as provided in Section 5.1(c).

                  (c) The Secured Party or Secured Parties giving a Notice of Default shall be entitled to cancel it by delivering a written notice of cancellation to the Collateral Agent (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Affected Collateral or (ii) thereafter, if the Collateral Agent believes that all actions it has taken to exercise any remedy or remedies with respect to the Affected Collateral can be reversed without undue difficulty. The Collateral Agent shall immediately notify the Servicer and the Electing Holder of the Affected Collateral as to the receipt and contents of any such notice of cancellation and shall promptly notify the Servicer, the Electing Holder of the Affected Collateral, any co-agent, each insurance company that has received notice of the relevant Notice of Default in accordance with Section 5.1(a), and each applicable Secured Party as to the cancellation of any Notice of Default.

            5.2   General Authority of the Collateral Agent over the Affected
                  -----------------------------------------------------------
Collateral. Each Electing Holder and the Trust hereby irrevocably
----------

constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Electing Holder or in its own name, from time to time in the Collateral Agent's discretion, so long as any Notice of Default is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof and, without limiting the generality of the foregoing, each Electing Holder hereby gives the Collateral Agent the power and right on behalf of such Electing Holder, without notice to or further assent by such Electing Holder, except as provided in
Section 5.3(b), to do the following:

                  (a) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Affected Collateral;

                  (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents, Certificates of Title and other negotiable and non-negotiable instruments and chattel paper taken or received by the Collateral Agent as, or in connection with, the Affected Collateral;

                      (c) to commence, prosecute, defend, settle, compromise or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Affected Collateral;

                      (d) to sell, convey, assign or Transfer or otherwise deal in or with the Affected Collateral or any part thereof or the proceeds thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof;

                      (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

                      (f) to do, at its option and at the expense and for the account of such Electing Holder, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Affected Collateral and to realize upon the Affected Collateral.

            5.3       Remedies; Rights Upon Acceleration of Secured Obligations.
                      ---------------------------------------------------------

                      (a) If a Notice of Default is in effect and the related 30-day cancellation period referred to in the proviso to the first sentence of
Section 5.1(c) shall have expired:

                      (b) all payments received by an Electing Holder under or in connection with the Affected Collateral shall be held by such Electing Holder in trust for the Collateral Agent, shall be segregated from other funds of such Electing Holder and shall, forthwith upon receipt by such Electing Holder, be turned over to the Collateral Agent, in the same form as received by such Electing Holder (duly endorsed to the Collateral Agent, if required) for deposit in the Collateral Account; and

                      (c) any and all such payments so received by the Collateral Agent (whether from such Electing Holder or otherwise) shall be deposited by the Collateral Agent in the Collateral Account. Any proceeds, whether consisting of cash, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be deposited or held in the Collateral Account when received.

                      (d) If a Notice of Default is in effect, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, for the purpose of enforcing any and all rights and remedies of the Collateral Agent under this Agreement, may (A) subject to the terms of any Lease applicable to a Leased Vehicle, enter, with or without process of law and without breach of the peace, any premises where any of the Affected Collateral is or may be located, and without charge or liability to the Collateral Agent seize and remove such Affected Collateral from such premises and (B) have access to and use the applicable Electing Holder's Books and Records relating to the Affected Collateral. Without limiting the generality of the foregoing, each Electing Holder agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon such Electing Holder or any other Person (all of which demands, advertisements and/or notices are hereby waived by such Electing Holder), may forthwith withdraw all cash and investments in the Electing Holder's sub-account of the Collateral Account derived from the Affected Collateral and apply such cash and investments, if any, then held by it as Affected Collateral as specified in Section 6.4, and otherwise collect, receive, appropriate and realize upon the Affected Collateral or any part thereof, and/or forthwith Transfer or give an option or options to purchase and deliver the Affected Collateral (or contract to do so) or any part thereof at public or private sale or at any office of the Collateral Agent or elsewhere in such commercially reasonable manner as it may deem best, for cash or on credit or for future delivery and at such price or prices as the Collateral Agent may deem satisfactory. Upon any such Transfer the Collateral Agent shall have the right to deliver, assign and Transfer to the purchaser thereof the Affected Collateral so sold.

                      (e) Each purchaser at any such sale shall hold the Affected Collateral so sold to it absolutely and free from any Claim or right of whatsoever kind, including any equity or right of redemption of the applicable Electing Holder which may be waived, and such Electing Holder, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted; provided, however, that any such purchaser takes the Affected
         --------  -------
Collateral subject to any Lease that may be applicable to such Affected Collateral.

                      (f) The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Affected Collateral so sold. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may be made at any time or place to which the same may be so adjourned.

                      (g) In the case of any sale of all or any part of the Affected Collateral on credit or for future delivery, the Affected Collateral sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Affected Collateral so sold and, in case of any such failure, such Affected Collateral may again be sold upon like notice.

                      (h) Each Electing Holder further agrees, subject to any Lease relating to any Affected Collateral, at such Electing Holder's expense and at the Collateral Agent's request, to assemble the Affected Collateral, and to make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at Harco's premises or elsewhere. The Collateral Agent shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Electing Holder's sub-account of the Collateral Account.

                      (i) To the extent permitted by applicable law, each Electing Holder waives all Claims, damages and demands against the Collateral Agent or any other Secured Party arising out of the foreclosure, repossession, retention or sale of the Affected Collateral. The Trustee shall give the applicable Electing Holder not less than 10 days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to such Electing Holder at its address determined pursuant to Section 9.1) of the time and place of any public sale or other Transfer or of the time after which a private sale or other Transfer may take place and each Electing Holder agrees that such notice is "reasonable notification" within the meaning of Section 9-504(3) of the UCC; provided that no such notice shall be required in the case of the
         --------
public or private sale or other Transfer of any Affected Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent may also render any or all of the Affected Collateral unusable at each Electing Holder's premises and may dispose of such Affected Collateral on such premises without liability for rent or costs.

                      (j) Notwithstanding any provision hereof to the contrary, the rights and remedies of the Collateral Agent with respect to any Affected Collateral shall be subject to the terms of the Security Documents and if the Notice of Default so provides, the Collateral Agent shall deliver the Affected Collateral to the Secured Party delivering the Notice of Default and the Collateral Agent and/or the Servicer, as applicable, shall release any and all interest in such Affected Collateral and shall no longer have any rights with respect to such Affected Collateral pursuant to this Article V.

               5.4    Right to Initiate Judicial Proceedings. If a Notice of
                      --------------------------------------
Default is in effect, the Collateral Agent (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and (b) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Affected Collateral and to sell all or, from time to time, any of the Affected Collateral under the judgment or decree of a court of competent jurisdiction.

               5.5    Right to Appoint a Receiver. If a Notice of Default is
                      ---------------------------
in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent or of the Secured Parties under this Agreement, the Collateral Agent shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Affected Collateral, or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Affected Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Party delivering the Notice of Default, and each Electing Holder irrevocably consents to the appointment of such receiver or receivers and to the entry of such order; provided that,
                                                           --------
notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it pursuant to this Agreement which relates to the Affected Collateral.

         5.6     Instructions of the Secured Party. The Secured Party delivering
                 ---------------------------------
the Notice of Default shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any action authorized by this Article; provided that (a) such direction shall not
                                   --------
conflict with the provisions of law or of this Agreement, (b) such direction shall only relate to and affect the Affected Collateral, and (c) the Collateral Agent shall be indemnified as provided in Section 7.4(d). Nothing in this Section shall impair the right of the Collateral Agent in its discretion to take any action that it deems proper and that is not inconsistent with such direction by the Secured Party delivering the Notice of Default. In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action unless explicitly required herein (including any action which is discretionary).

         5.7     Remedies Not Exclusive.
                 ----------------------

                 (a) No remedy conferred upon or reserved to the Collateral Agent herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

                 (b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given under this Agreement to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

                 (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the applicable Electing Holder, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

         (d) All rights of action and of asserting Claims upon or under this Agreement may be enforced by the Collateral Agent without the possession of any Security Document or the production thereof in any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Trust Estate.

     5.8 Waiver and Estoppel.
         -------------------

         (a) Each Electing Holder agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Affected Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement but will suffer and permit the execution of every such power as though no such law were in force; provided that this subsection (a) shall not be construed as a waiver of any rights of such Electing Holder under any applicable federal bankruptcy law.

         (b) Each Electing Holder, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Affected Collateral upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Affected Collateral may at any such sale be offered and sold as an entirety.

         (c)Each Electing Holder waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Affected Collateral.

     5.9 Limitation by Law. All rights, remedies and powers provided by this
         -----------------
Article and by Article VI may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article and Article VI are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

                                   ARTICLE VI
                        COLLATERAL ACCOUNT; DISTRIBUTIONS

     6.1 The Collateral Account. On the Effective Date the Collateral Agent
         ----------------------
shall establish and, at all times thereafter until the trusts created by this Agreement shall have terminated in accordance with the terms hereof, there shall be maintained with the Collateral Agent at the office of the Collateral Agent's corporate trust division an account which shall be entitled the "Navistar Leasing Company Collateral Account" (the "Collateral Account"). The Collateral
                                          ------------------
Account shall be divided into various sub-accounts which shall correspond to each Electing Holder hereunder. All moneys which are required by this Agreement to be delivered to the Collateral Agent while a Notice of Default is in effect or which are received by the Collateral Agent or any agent of the Collateral Agent in respect of the Affected Collateral, whether in connection with the exercise of the remedies provided in this Agreement or otherwise, while a Notice of Default is in effect shall be deposited in the applicable Electing Holder's sub-account of the Collateral Account and held by the Collateral Agent as part of the Trust Estate and applied in accordance with the terms of this Agreement. Upon the cancellation of any Notice of Default pursuant to Section 5.1(c), the Collateral Agent shall cause all funds on deposit in the applicable Electing Holder's sub-account of the Collateral Account to be paid over by the Collateral Agent to the Electing Holder specified in the Notice of Default or as it may direct.

     6.2 Control of Collateral Account. All right, title and interest in and to
         -----------------------------
the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account, or any sub-account thereof, shall constitute part of the Trust Estate. The Collateral Account, or any sub-account thereof, shall be subject to the exclusive dominion and control of the Collateral Agent.

     6.3 Investment of Funds Deposited in Collateral Account. The Collateral
         ---------------------------------------------------
Agent shall invest and reinvest moneys on deposit in the Collateral Account, or any sub-account thereof, at any time in the following investments (collectively, the "Permitted Investments"):
     ---------------------

         (a) such investments as may be specified by an Electing Holder with respect to such Electing Holder's Designated Collateral, so long as no Notice of Default is in effect with respect to such Electing Holder and such investments are not prohibited under any of the Security Documents to which such Designated Collateral is subject; and

         (b) such other investments as may be permitted with respect to any particular Designated Collateral under a Permitted Financing and specified in a Notice of Permitted Financing.

If at any time Harco shall not have given the Collateral Agent a timely investment directive with respect to Harco's sub-account of the Collateral Account, the Collateral Agent shall invest and reinvest any monies in such account in Eligible Investments. If at any time any other Electing Holder shall not have given the Collateral Agent a timely investment directive with respect to such Electing

Holder's sub-account of the Collateral Account, the Collateral Agent shall invest and reinvest any monies in such account in securities issued by the United States Treasury with maturities not longer than seven days. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account or any appropriate sub-account as part of the Trust Estate.

     6.4 Application of Moneys.
         ---------------------

         (a) The Collateral Agent shall have the right at any time to apply moneys of Harco held by it in the Harco sub-account of the Collateral Account to the payment of due and unpaid Collateral Agent's fees and the reimbursement of any Secured Party that has therefore advanced or paid any unpaid Collateral Agent's fees. All remaining moneys held by the Collateral Agent in any other Electing Holder's sub-account of the Collateral Account, while a Notice of Default with respect to such Electing Holder's Designated Collateral is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section), be distributed by the Collateral Agent on dates fixed by the Collateral Agent (individually a "Distribution Date"
                                                              -----------------
and collectively "Distribution Dates") in the following order of priority:
                  ------------------

         First: to any Secured Party delivering a Notice of Default with respect to such Electing Holder's Designated Collateral that has theretofore advanced or paid any unpaid Collateral Agent's fees provided hereunder constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party;

         Second: to any Secured Party delivering a Notice of Default with respect to such Electing Holder's Designated Collateral that has theretofore advanced or paid any unpaid Collateral Agent's fees provided hereunder other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party;

         Third: to the Secured Party delivering a Notice of Default, an amount equal to the unpaid principal of, premium, if any, and interest on the Secured Obligations then outstanding whether or not then due and payable; provided, however, such Secured Party shall only be entitled to moneys on
     --------  -------
     deposit in the sub-account of the Collateral Account of the Electing Holder of such Designated Collateral which are derived from Affected Collateral specified in such Secured Party's Notice of Default.

         Fourth: any surplus then remaining shall be paid to the Electing Holder of such Designated Collateral or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (b) The term "unpaid" as used in clause Third of subsection (a) above, with respect to any Secured Obligations, refers:

          (c) in the absence of a bankruptcy proceeding with respect to an Electing Holder, to all amounts of such Secured Obligations outstanding as of a Distribution Date; and

          (d) during the pendency of a bankruptcy proceeding with respect to an Electing Holder, to all amounts which have not been disallowed by the bankruptcy court in respect of such Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent Claims), to the extent that prior distributions have not been made in respect thereof.

     6.5  Collateral Agent's Calculations. In making the determinations and
          -------------------------------
allocations required by Section 6.4, the Collateral Agent may rely upon information supplied by each Secured Party as to the amounts payable with respect to Secured Obligations held by such Secured Party or as to the amounts of unpaid principal outstanding under the Security Documents, premium, if any, with respect thereto, and interest accrued thereon, as the case may be, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information. All distributions made by the Collateral Agent pursuant to such Section shall be (subject to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

                                   ARTICLE VII
                              THE COLLATERAL AGENT

     7.1 Acceptance of Trust. The Collateral Agent, for itself and its
         -------------------
successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof.

     7.2 Exculpatory Provisions.
         ----------------------

         (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein (other than Section 7.15), all of which are made solely by Harco and, to the extent set forth in the applicable Collateral Supplement, the applicable Holders. The Collateral Agent makes no representations as to the value or condition of the Collateral or the Trust Estate or any part thereof, or as to the title of the Trust or any Holder thereto or as to the security afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or otherwise as to the maintenance of the Collateral, except that if the Collateral Agent takes possession of any Collateral, the Collateral Agent shall preserve the Collateral in its possession.

          (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by a Holder of any of the covenants or agreements contained herein or in the Harco Loan Agreement or any other Security Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Agent may rely on a certificate of such Secured Party as to such amount and, if specified in the related Collateral Supplement, if such Secured Party shall not give such information to the Collateral Agent, such Secured Party shall not be entitled to receive distributions hereunder until it does so, in which case distributions shall be calculated by the Collateral Agent based, with respect to such Secured Party, on the list then most recently delivered by each Holder pursuant to Section 4.6 and the amount so calculated to be distributable to such Secured Party shall be held in trust for such Secured Party until such Secured Party has given such information to the Collateral Agent, whereupon the amount distributable to such Secured Party shall be recalculated on the basis of such information and distributed to it.

          (c) Notwithstanding any other provision of this Agreement, the Collateral Agent, in its individual capacity, shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own negligence, willful misconduct or bad faith. Other than as expressly set forth in this Agreement, nothing in this Agreement shall be construed to require the Collateral Agent to take any action which would cause it to become liable, in its individual capacity, to any Person.

          (d) The Collateral Agent shall have the same rights under any Security Document under which it is a party in its own right as any other Secured Party thereunder and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, Navistar Transportation and any Holder and each of their respective Affiliates as if it were not the Collateral Agent.

     7.3  Delegation of Duties. The Collateral Agent may execute any of the
          --------------------
trusts or powers hereof and perform any duty hereunder either directly or by or through, agents or attorneys-in-fact, who may include officers and employees of any Holder. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of the Servicer. The Collateral Agent shall not be responsible for the negligence or misconduct of any of its agents or attorneys-in-fact unless the selection of such agents or attorneys-in-fact was negligent or demonstrated willful misconduct.

         7.4   Reliance; Advice of Counsel.
               ---------------------------

               (a) Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the appropriate Person delivered to the Collateral Agent and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 7.5.

               (b) The Collateral Agent may consult with counsel and act in accordance with written advice thereof, and such written advice shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

               (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telex or facsimile transmissions, to have been sent by the proper party or parties. Without limiting the generality of the immediately preceding sentence, the Collateral Agent may rely, and shall be fully protected in acting, upon the information most recently delivered to the Collateral Agent by a Holder in accordance with
Section 4.6. In the absence of its bad faith, negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

               (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement at the request or direction of any Secured Party pursuant to this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

               (e) Upon any application or demand by a Holder or Secured Party to the Collateral Agent to take or permit any action under any of the provisions of this Agreement, such Holder or Secured Party shall furnish to the Collateral Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement and any applicable Collateral Supplement and Security Documents relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement and any applicable Collateral Supplement and Security Documents relating to such particular application or demand, such additional document shall also be furnished.

               (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer of a Holder or Secured Party or representations made by a Responsible Officer of a Holder or Secured Party in a writing filed with the Collateral Agent.

         7.5   Limitations on Duties of Collateral Agent.
               -----------------------------------------

               (a) Unless a Notice of Default is in effect, the Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. If and so long as a Notice of Default is in effect, the Collateral Agent shall exercise the rights and powers vested in it by this Agreement, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the applicable Secured Parties or directions given to the Collateral Agent pursuant to Section 5.6.

               (b) The Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof with respect to any Secured Party Designated Collateral except upon, and shall be obligated to follow the reasonable instructions set forth in, the written request of the Required Secured Parties with respect to such Secured Party Designated Collateral.

               (c) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such items are accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage thereto, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

         7.6   Moneys to be Held in Trust. All moneys received by the Collateral
               --------------------------
Agent under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

         7.7   Resignation and Removal of the Collateral Agent.
               -----------------------------------------------

               (a) The Collateral Agent may at any time, by giving written notice to each Servicer, the Trust, the Holders and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent meeting the requirements of Section 7.8 hereof, (ii) the approval of such successor Collateral Agent (evidenced in writing) by the Required Global Secured Parties and (iii) the acceptance of such appointment by such successor Collateral Agent (such acceptance not to be unreasonably withheld). If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 60 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as above provided. Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Required Global Secured Parties as provided above. The Required Global Secured Parties may at any time, upon at least ten days' prior written notice, remove the Collateral Agent and appoint a successor Collateral Agent, provided that such successor Collateral Agent shall have
                  --------
accepted such appointment. Any Collateral Agent shall be entitled to the Collateral Agent's fees provided hereunder to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

               (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the Required Global Secured Parties and the powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and canceled without procuring the resignation of such predecessor Collateral Agent and without any formality (except as may be required by applicable law) other than appointment and designation of a successor Collateral Agent in writing duly acknowledged and delivered to the predecessor Collateral Agent, the Trust, each Secured Party and each Holder. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Collateral Agent, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor Collateral Agent; but such predecessor Collateral Agent shall, nevertheless, on the written request of the Required Global Secured Parties, the Holders or the successor Collateral Agent, execute and deliver an instrument transferring to such successor Collateral Agent all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor Collateral Agent hereunder and deliver all Collateral held by it or its agents to such successor Collateral Agent. Should any deed, conveyance or other instrument in writing from a Holder be required to more fully and certainly vest in such successor Collateral Agent the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor Collateral Agent, be executed, acknowledged and delivered by such Holder.

         7.8  Eligibility Requirements for the Collateral Agent. The Collateral
              -------------------------------------------------
Agent shall at all times: (a) be a corporation or banking association organized under the laws of the United States of America, or any one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico; (b) be authorized to exercise corporate trust powers and be qualified to act as a collateral agent to hold the Designated Collateral located in those states in which the Designated Collateral is located or have appointed a co-agent or separate agent to hold the Designated Collateral in such states; and
(c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 7.8, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 7.7.

         7.9  Merger or Consolidation of the Collateral Agent. Any Person into
              -----------------------------------------------
which the Collateral Agent may be merged or converted, or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any instrument or any further act on the part of the parties hereto, provided that such Person shall be eligible pursuant to
Section 7.8. If requested by any Secured Party or any Electing Holder, such Person shall execute an agreement or assumption to perform every obligation of the Collateral Agent under this Agreement and any applicable Collateral Supplement.

         7.10 Appointment of Co-Agent; Separate Agents.
              ----------------------------------------

              (a) Notwithstanding any other provision of this Agreement, at any time, if for the purpose of meeting any legal requirement of any jurisdiction in which any of the Designated Collateral may at the time be located or if the Collateral Agent shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of one or more of the Secured Parties, or the Required Secured Parties with respect to any Collateral Supplement and the related Designated Collateral shall in writing so request, then the Collateral Agent or any applicable Holder or Secured Party shall have the power to execute and deliver all instruments to appoint one or more Persons approved by the Collateral Agent and such Holder or Secured Party to act as co-agent or co-agents of all or any of such Designated Collateral, jointly with the Collateral Agent, or to act as separate agent or agents of all or any part of any such Designated Collateral, and to vest in such Person, in such capacity and for the benefit of the applicable Holder and related Secured Party and their permitted assignee(s), such powers, duties, obligations, rights and trusts as such Persons may consider necessary or desirable. If the applicable Holder shall not have joined in such appointment within 15 days after its receipt of a written request from the Collateral Agent to do so, or if a Notice of Default is in effect, the Collateral Agent may act under the foregoing provisions of this Section without the concurrence of such applicable Holder. Each Holder hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section in such connection in such contingency. No co-agent or separate agent under this Agreement shall be required to meet the terms of eligibility as a successor collateral agent pursuant to Section 7.8 and no notice of the appointment of any co-agent or separate agent shall be required hereunder.

               (b) Each separate agent and co-agent shall, to the extent permitted by law, be appointed and act, subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred upon or imposed and exercised or performed by the Collateral Agent and such separate agent or separate agents or co-agent or co-agents jointly (it being understood that such separate agent or co-agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate agent or separate agents or co-agent or co-agents but solely at the direction of the Collateral Agent;

                    (ii) no agent under this Agreement shall be personally liable by reason of any act or omission of any other agent under this Agreement;

                    (iii) except as the Required Secured Parties with respect to any Collateral Supplement and the related Designated Collateral may otherwise expressly direct in writing, all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody and management of moneys, marketable securities and other securities shall be exercised solely by the Collateral Agent; and

                    (iv) The applicable Holder(s), Secured Party or the Collateral Agent may at any time by an instrument in writing accept the resignation of or remove any such separate agent or co-agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate agent or co-agent, as the case may be, anything contained herein to the contrary notwithstanding. If the applicable Holders shall not have joined in the execution of any such instrument within 15 days after receiving a written request from the Collateral Agent to do so, the Collateral Agent shall have the power to accept the resignation of or remove any such separate agent or co-agent and to appoint a successor without the concurrence of the applicable Holders; provided
                                                                  --------
     however that any defaulting Holder specified in a Notice of Default shall
     -------
     have no right to consent. Each Holder hereby appoints the Collateral Agent its agent and attorney to act for it in such contingency. If the Collateral Agent shall have appointed a separate agent or separate agents or co-agent or co-agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent or co-agent and the successor to any such separate agent or co-agent shall be appointed by the applicable Holder, Secured Party or the Collateral Agent, or by the Collateral Agent alone pursuant to this Section.

          (c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate agents and co-agents, as effectively as if given to each of them. The Collateral Agent shall deliver copies of all such notices, requests or other writings to the Trust and to each Holder and Secured Party to which such notice, request or writing relates. Every instrument appointing any separate agent or co-agent shall refer to this Agreement and the conditions of this Article VII. Upon its acceptance of the trusts conferred, each separate agent or co-agent shall be vested with the estates or property specified in its instrument of appointment, either jointly with Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Agent. Each such instrument shall be filed with the Collateral Agent and a copy thereof given to each related Holder and Secured Party.

          (d) Any separate agent or co-agent may at any time appoint the Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate agent or co-agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor agent. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate agent or a co-agent shall not relieve the Collateral Agent of its obligations and duties under this Agreement.

          (e) Each separate agent or co-agent shall be entitled to the benefits of Section 7.12 to the same extent as if such Person were the Collateral Agent hereunder.

     7.11 Treatment of Payee or Indorsee by Collateral Agent; Representatives of
          ----------------------------------------------------------------------
Secured Parties.
---------------

          (a) The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture referred to in any Security Document as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

          (b) Any Person which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Collateral in which such Secured Party has a security interest pursuant to its Security Documents shall present to the Collateral Agent such documents, including opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Secured Parties.

     7.12 Compensation and Indemnities.
          ----------------------------

          (a) Harco shall pay to the Collateral Agent, from time to time upon demand, (i) reasonable compensation in the amounts agreed upon by Harco and the Collateral Agent (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust unless such provision may not effectively be waived) for its services hereunder and for administering the Trust Estate and (ii) all of the fees, costs and expenses incurred by the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement or the enforcement of any of the provisions hereof or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the Transfer of Designated Collateral hereunder and the preservation, protection or defense of the Collateral Agent's rights hereunder and in and to the Designated Collateral and the Trust Estate.

          (b) Harco shall pay, and indemnify and hold harmless the Collateral Agent from and against, any and all Claims arising out of or incurred in connection with (i) any of the Trust Estate (including any Claims relating to Leases, Leased Vehicles, consumer fraud, consumer leasing violations, misrepresentations, deceptive and unfair trade practices, and any other Claims arising in connection with any Lease, personal injury or personal damage Claims arising with respect to any Leased Vehicle or any Claim with respect to any tax arising with respect to the Trust Estate) or (ii) the Collateral Agent's acceptance or performance of the trusts and duties contained in this Agreement; provided, however, that the Collateral Agent shall not be indemnified or held
--------  -------
harmless as to any Claim incurred by reason of its bad faith, negligent action, negligent failure to act or its own willful misconduct or misfeasance or similar acts or omissions, incurred by reason of the inaccuracy of the Collateral Agent's representations and warranties pursuant to Section 7.15 or incurred by reason of the Collateral Agent's breach of its covenant set forth in Section
7.16. As security for such payment and for the payment of all other Collateral Agent's fees, the Collateral Agent shall have a Lien upon all the Designated Collateral; provided that the foregoing is not intended to relieve Harco of its
            --------
obligation to pay the Collateral Agent's fees.

          (c) In any suit, proceeding or action brought by the Collateral Agent or any Servicer under or with respect to the Designated Collateral for any sum owing hereunder or to enforce any provision hereof, Harco will save, indemnify and hold harmless the Collateral Agent, its agents and employees and the holders of Secured Obligations from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Harco of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Harco, and all such obligations of Harco shall be and remain enforceable against and only against Harco and shall not be enforceable against the Collateral Agent, its agents or employees or any Secured Party.

          (d) The compensation and indemnities described in this Section 7.12 shall survive the resignation or termination of the Collateral Agent or the termination of this Agreement.

     7.13 Doing Business in Other Jurisdictions. Notwithstanding anything
          -------------------------------------
contained herein to the contrary, the Collateral Agent shall not be required to take any action in any jurisdiction other than in its States of Qualification if the taking of such action may: (a) require the consent, approval, authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than a State of Qualification; (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof (other than a State of Qualification) in existence on the date hereof becoming payable by the Collateral Agent; or (c) subject the Collateral Agent to personal jurisdiction in any jurisdiction other than a State of Qualification for causes of action arising from acts unrelated to the consummation of the transactions by the Collateral Agent, as the case may be, contemplated hereby. In the event that the Collateral Agent does not take any action because such action may result in the consequences described in the preceding sentence, the Collateral Agent will appoint a co-agent or separate agent pursuant to Section 7.10 to proceed with such action.

     7.14 Confidentiality. All information obtained by the Collateral Agent as a
          ---------------
result of the exercise of its duties hereunder, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Collateral Agent in confidence and shall not be disclosed to any other Person other than the Holders (but solely to the extent relating to their interest in the Trust), the Secured Parties (but solely to the extent relating to their Secured Obligation) or any Servicer, and each of their employees, attorneys or agents, unless such disclosure is permitted by this Agreement or any other agreement contemplated hereby, is required by any applicable law or regulation or pursuant to subpoena (and the Collateral Agent has provided notice thereof to the Holders and the Secured Parties), or such information is already otherwise publicly available.

     7.15 Representations and Warranties of the Collateral Agent. The Collateral
          ------------------------------------------------------
Agent hereby makes the following representations and warranties as of the date hereof:

          (a) The Collateral Agent is a banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the eligibility requirements set forth in Section 7.8 are satisfied with respect to it.

          (b) It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

          (c)  The execution, delivery and performance by it of this Agreement
(i) shall not violate any provision of any law or regulation governing the banking and trust powers of it or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of it, and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on its performance or ability to perform its duties as Collateral Agent under this Agreement or on the transactions contemplated in this Agreement.

          (d) The execution, delivery and performance by the Collateral Agent of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Collateral Agent.

          (e) This Agreement has been duly executed and delivered by the Collateral Agent and constitutes the legal, valid and binding agreement of the Collateral Agent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) The offices where the Collateral Agent keeps its records concerning the transactions contemplated hereby are located at: 311 West Monroe Street and 111 West Monroe Street, Chicago, Illinois 60606, Attention: Indenture Trust Division.


     7.16 Covenant of the Collateral Agent. The Collateral Agent, in its
          --------------------------------
individual capacity, agrees that it will, at its own cost and expense (but without any right of indemnity hereunder with respect to such cost or expense), promptly take such action as may be necessary duly to discharge and satisfy in full all liens or encumbrances on any part of the Collateral in its individual capacity which result from Claims against the Collateral Agent as a debtor in its individual capacity unrelated to its duties as Collateral Agent or any other transaction pursuant to this Agreement or any document included in the Collateral.

                                  ARTICLE VIII
                              RELEASE OF COLLATERAL

     8.1  Permitted Releases. The Collateral Agent may, at any time and from
          ------------------
time to time prior to the termination of the Collateral Agent's Security Interest and release of all Collateral pursuant to Sections 8.2 and 8.3, release any portion of the Designated Collateral with the prior consent of the Secured Parties for whom the Collateral Agent holds its Security Interest therein pursuant to their respective Security Documents. Upon any release in accordance with this Section 8.1, the Collateral Agent will promptly, at the written request of the Holder of the Designated Collateral being released (acknowledged and approved in writing by the Required Secured Parties with respect to such Designated Collateral) and at Harco's expense, execute and deliver to such Holder and such Secured Parties such documents as such Holder shall reasonably request to evidence such release.

     8.2  Conditions to Termination of Security Interest and Release of All
          -----------------------------------------------------------------
Collateral. The Collateral Agent's Security Interest shall terminate and all
----------
right, title and interest of the Collateral Agent in and to the applicable Secured Party Designated Collateral shall terminate as provided in Section 8.3 if:

               (a) no default, or event or condition which with notice or lapse of time or both would constitute a default, exists or, immediately after such termination, will exist with respect to any of the Secured Obligations relating to such Secured Party; and

               (b) all principal of and interest on the Secured Obligations relating to such Holder and all other Secured Obligations under the Security Documents relating to such Secured Party shall have been paid in full or shall have been extended (or refinanced) on an unsecured basis.

     8.3  Procedure for Termination and Release.
          -------------------------------------

               (a) Upon satisfaction of the conditions set forth in Section 8.2 necessary for terminating the Collateral Agent's Security Interest in any Secured Party Designated Collateral, the appropriate Holder may request the termination of such security interest and the release of its Secured Party Designated Collateral by delivering to the Collateral Agent and the applicable Secured Party written notice (a "Collateral Release Notice"), signed by a
                                 -------------------------
Responsible Officer of such Holder. Such Collateral Release Notice shall certify that the conditions for release set forth in Section 8.2 have been satisfied. If the conditions set forth in Section 8.2 for the release of the applicable Secured Party Designated Collateral shall have been satisfied, the applicable Secured Party shall so notify the

Collateral Agent in writing within ten Business Days after the Secured Party's receipt of the Collateral Release notice and, after the Collateral Agent's receipt of the Secured Party's notification, the Collateral Agent shall take the actions set forth in paragraph (b) below.

          (b) Upon the termination of the Collateral Agent's Security Interest and the release of the related Secured Party Designated Collateral, the Collateral Agent will promptly, at Harco's written request and expense, (i) execute and deliver to such Holder such documents as such Holder or its assigns shall reasonably request to evidence the termination of such security interest or the release of the related Designated Collateral and (ii) deliver or cause to be delivered to such Holder, all property of such Holder then held by the Collateral Agent, any co-agent or any of their respective agents, including the Servicer. Any release of Designated Collateral shall be without prejudice to the rights of the Collateral Agent, any successor Collateral Agent, any co-agent or separate agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection herewith.

     8.4  Power of Attorney. In order to facilitate the disposition of Leased
          -----------------
Vehicles, the Collateral Agent shall grant to the Servicer the power of attorney described in Section 3.5 of the Servicing Agreement. Such Power of Attorney shall be deemed to be revoked with respect to any Secured Party Designated Collateral, and shall not be used by the Servicer with respect to such Secured Party Designated Collateral after any notice to the Servicer of the removal of the Servicer with respect to such Secured Party Designated Collateral in accordance with the applicable Security Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1  Notices. Any party hereto that delivers a notice, request or other
          -------
writing hereunder to the Trust, any Holder or any Secured Party shall also deliver copies of such notice, request or other writing to each Holder and Secured Party to which such notice, request or writing directly relates. Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications given to any Servicer, any Holder, the Collateral Agent or any Secured Party shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (i) if to any Holder, to such party at its address, telex or telecopy number specified on the signature pages hereof or in a Collateral Supplement or any other address, telex or telecopy number which such party shall have specified for the purpose of communications hereunder, by notice in writing to the party sending such communication, (ii) if to any Secured Party, to it at its address, telex or telecopy number specified from time to time by it or in the list provided by the relevant Holder to the Collateral Agent pursuant to
Section 4.6, (iii) if to the Collateral Agent, at its corporate trust office specified on the acknowledgment page attached hereto (iv) if to the Servicer, at its address specified on the signature page attached hereto or (v) if to the Trust, at the Corporate Trust Office (with a copy to the Servicer).

     9.2  No Waivers. No failure on the part of the Collateral Agent, any
          ----------
co-agent, any separate agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     9.3  Amendments, Supplements and Waivers.
          -----------------------------------

          (a) Except as set forth in Section 9.3(b), the Collateral Agent, the Trust and the Holders may not enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement, waiving any provisions hereof or changing in any manner the rights of the Collateral Agent, any Secured Parties or any Holders hereunder without the prior written consent of such Secured Parties and Holders, which consent shall not be unreasonably withheld or delayed. Any such supplemental agreement shall be binding upon the Holders, the Secured Parties, the Collateral Agent and their respective successors or assigns.

          (b) Without the consent of any Secured Party, the Collateral Agent, the Trust, Harco and any Holder may enter into one or more Collateral Supplements or other agreements supplemental hereto, in form satisfactory to the Collateral Agent, (i) to add to the covenants of Harco, the Trust or such Holder for the benefit of the applicable Secured Parties, (ii) to surrender any right or power herein conferred upon Harco, the Trust or such Holder, (iii) to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as additional security for the Secured Obligations, or (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this paragraph (b) shall
        --------
not adversely affect the interests of any Secured Parties.

          (c) Each Collateral Supplement entered into prior to April 15, 1999 shall constitute a valid and effective supplement to this amended and restated Collateral Agency Agreement, and shall be subject to this Collateral Agency Agreement as amended and restated as of April 15, 1999.

     9.4  Headings. The headings of the various Articles and Sections herein are
          --------
for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

     9.5  Severability. If one or more of the covenants, agreements, provisions
          ------------
or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     9.6  Successors and Assigns. Subject to Section 2.10(b), all covenants and
          ----------------------
agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns and nothing herein is intended or shall be construed to give any other Person any right, remedy or Claim under, to or in respect of this Agreement or any Designated Collateral.

     9.7  No Petition Covenant. Notwithstanding any prior termination of this
          --------------------
Agreement, the Collateral Agent and each Secured Party hereby covenants and agrees that it shall not, prior to the date which is one year and a day after which all obligations under each Permitted Financing have been paid in full, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking, against the Trust or any Special Purpose Entity, any proceeding in court or with any governmental authority for the purpose of (a) commencing or sustaining a case against such Trust or Special Purpose Entity under any federal or state bankruptcy, insolvency or similar law, or (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of all or any substantial part of the respective property of such Trust or Special Purpose Entity, or (c) ordering the winding up or liquidation of the affairs of such Trust or Special Purpose Entity. This Section 9.7 shall survive the termination of this Agreement or the resignation or any removal of the Collateral Agent under this Agreement.

     9.8  Governing Law. This Agreement shall be construed in accordance with
          -------------
the internal laws of the State of Illinois, except as otherwise required by mandatory provisions of law without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     9.9  Counterparts. This Agreement may be executed by the parties hereto in
          ------------
separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

     9.10 Termination. This Agreement shall terminate when the Security Interest
          -----------
granted hereunder has terminated and all the Designated Collateral has been released; provided that the provisions of Sections 4.7, 7.12 and 9.7 shall not
          --------
be affected by any such termination.

     9.11 Entire Agreement. This Agreement and the other Basic Documents
          ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except as expressly provided pursuant to Section 9.3.

     9.12  Series Liability. Each Holder and Secured Party agrees (such
           ----------------
agreement to be evidenced by the acceptance by such Holder or Secured Party of the benefits of the applicable Trust Interest or Security Interest) that: (a) any respective Trust Interest in which such Holder holds a beneficial interest or in the assets allocated to such trust interest to which such Secured Party holds (through the Collateral Agent) a security interest is a separate series of the Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq., (b) the debts, liabilities,
                  -------          ------
obligations and expenses incurred, contracted for or otherwise existing with respect to the assets allocated to such Trust Interest shall be enforceable against such Trust Interest and the assets allocated to such Trust Interest only, and not against any other assets of Trust Interests of the Trust, (c) except to the extent required by law or specified in the Trust Agreement, assets of the Trust allocated to any other Trust Interest shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to such Trust Interest or the assets allocated thereto in respect of such claim,
(d) no creditor or holder of a claim relating to assets allocated to any Trust Interest shall be entitled to maintain any action against or recover any assets allocated to any other Trust Interest, and (e) any purchaser, assignee or pledgee of an interest in any Trust Interest or the Certificate relating thereto, and each Secured Party must, prior to or contemporaneously with such purchase, the grant of any such assignment, pledge or security interest or the execution and delivery of any Collateral Supplement, (i) give to the Trust a non-petition covenant substantially similar to that set forth in Section 9.7, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the other Trust Interests, to release all claims to the assets of the Trust allocated to the other Trust Interests and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to such Trust Interests.

     9.13  Remedies Cumulative. The remedies provided in this Agreement shall be
           -------------------
cumulative and shall not preclude the assertion or exercise of any other rights or remedies available at law, in equity or otherwise.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                 HARCO LEASING COMPANY, INC.


                                 By: /s/ R. Wayne Cain
                                    --------------------------------------------
                                 Title: Vice President and Treasurer

                                 2850 West Golf Road
                                 Rolling Meadows, IL 60008
                                 Telecopy number:  (847) 734-7090
                                 Attention: Treasurer

                                 Copies of notices should be sent to:
                                 Harco Leasing Company
                                 2850 West Golf Road
                                 Rolling Meadows, IL 60008
                                 Telecopy number: (847) 734-4090
                                 Attention: General Counsel


                                 HARRIS TRUST AND SAVINGS BANK

                                 By:   /s/ Megan M. Frances
                                     -------------------------------------------
                                 Title: Assistant Vice President

                                 311 West Monroe Street
                                 12th Floor
                                 Chicago, Illinois  60606
                                 Telecopy number:  (312) 461-3525
                                 Attention: Indenture Trust Administration

                                            NAVISTAR LEASING COMPANY

                                            The First National Bank of Chicago,
                                            as General Interest Trustee


                                            By:   /s/ Steven M. Wagner
                                               ---------------------------------
                                                 Authorized Officer
                                            Title: First Vice President

                                            One First National Plaza,
                                            Suite 0126
                                            Chicago, Illinois 60670-0126
                                            Attention: Corporate Trust Services
                                            Division

Agreed and Accepted:

NAVISTAR FINANCIAL CORPORATION,
as Servicer and Harco Secured Party

By:    /s/ R. Wayne Cain
       --------------------------
       R. Wayne Cain
       Vice President

       2850 West Golf Road
       Rolling Meadows, IL  60008
       Telecopy Number:  (847) 734-7090


       Copies of notices should also be sent to:

       Navistar Financial Corporation
       2850 West Golf Road
       Rolling Meadows, IL  60008
       Telecopy Number: (847) 734-4090
       Attention: General Counsel

                                                        EXHIBIT A
                                                           TO
                                                     Collateral Agency Agreement
                                                     ---------------------------

                      FORM OF NOTICE OF PERMITTED FINANCING



Harris Trust and Savings Bank,
as Collateral Agent
311 West Monroe Street
Chicago, Illinois  60606

                      Re: Notice of Permitted Financing

Ladies and Gentlemen:

          This Notice of Permitted Financing is being delivered to you pursuant to that certain Collateral Agency Agreement dated as of October 1, 1997 and as amended and restated as of April 15, 1999 (the "Collateral Agency Agreement"),
                                                ---------------------------
by and among Harco Leasing Company, Inc., the other Holders (as defined therein), Navistar Financial Corporation, Navistar Leasing Company and Harris Trust and Savings Bank, as Collateral Agent. Capitalized terms used herein and not otherwise defined shall have their respective meanings ascribed to such terms in the Collateral Agency Agreement.

          The undersigned certify to you as follows: [Include only pertinent paragraphs]

          (1) ____________________, a Holder under the Collateral Agency Agreement, has sold, assigned or conveyed its rights with respect to the Collateral listed on Exhibit A attached hereto (the "Assigned Designated
                     ---------                       -------------------
Collateral") to ________ (the "Purchaser"). [Except as provided in paragraph __
----------                     ---------
below,] ______________ (the "Transferor") hereby agrees that it no longer shall
                             ----------
be deemed the "Holder" with respect to the Designated Collateral specified on Exhibit A attached hereto.
---------

          (2) _____________________, a Secured Party under the Collateral Agency Agreement which holds a security interest in such Assigned Designated Collateral has sold, assigned or conveyed its rights as a secured party under its Security Document and under the Collateral Agency Agreement with respect to such Assigned Designated Collateral to _____________ (the "Purchaser").
                                                           ---------

          (3) [Alternative #1: Purchaser elects to be treated as a Secured Party under the Collateral Agency Agreement with respect to the Assigned Designated Collateral (the "Secured Party Designated Collateral"). The parties
                            -----------------------------------
hereto acknowledge that the document pursuant to which the sale, conveyance or assignment was consummated shall be deemed a Security Document for purposes of the Collateral Agency Agreement and that the transaction shall be deemed a Permitted Financing for purposes of the Collateral Agency Agreement.]

          (4) [Alternative #2: Purchaser desires to be treated as a Holder under the Collateral Agency Agreement with respect to the Assigned Designated Collateral. Purchaser certifies that it has granted a security interest in the Assigned Designated Collateral to ________________ ("Purchaser's Secured
                                                     -------------------
Party"). Purchaser's Secured Party by execution below simultaneously herewith
-----
elects to be a Secured Party under the Collateral Agency Agreement with respect to the Assigned Designated Collateral (the "Secured Party Designated
                                            ------------------------
Collateral"). The parties hereto acknowledge that the [describe security
----------
documents] shall be deemed a Security Document for purposes of the Collateral Agency Agreement.]

          (5) [Alternative #3: It is the intention of the Transferor and the Purchaser that the sale, conveyance and assignment of the Assigned Designated Collateral constitute a sale from Transferor to Purchaser. Transferor and Purchaser intend to treat such sale, conveyance and assignment as a sale for accounting and tax purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such sale, conveyance and assignment did not constitute a sale, Transferor shall be deemed to have granted Purchaser a first priority security interest in all of Transferor's right, title and interest in, to and under the Assigned Designated Collateral. In the event of a recharacterization of the transaction by a court, the Transferor shall continue to be deemed the Holder of such Assigned Designated Collateral and Purchaser shall be deemed a Secured Party.]

          (6) [Alternative #4: Purchaser hereby requests that the Assigned Designated Collateral be released from the Collateral Agent's Security Interest in accordance with Section 2.2 of the Collateral Agency Agreement.]

          (7) Set forth below each parties signature is the address to which notices under the Collateral Agency Agreement should be sent until you are notified otherwise.

          (8) Pursuant to Section 6.3 of the Collateral Agency Agreement, Exhibit B sets forth additional Permitted Investments.
---------

                                   * * * * *

                                           [NAME OF HOLDER]


                                           By: ________________________
                                                    Name:

                                                    Title:

                                                    Address:


                                           [NAME OF SECURED PARTY]


                                           By: ________________________
                                                    Name:

                                                    Title:

                                                    Address:


                                           [NAME OF PURCHASER]


                                           By: ________________________
                                                    Name:

                                                    Title:

                                                    Address:


                                           [NAME OF PURCHASER'S SECURED
                                                    PARTY]


                                           By: ________________________
                                                    Name:

                                                    Title:

                                                    Address:

Acknowledged and Agreed:

HARRIS TRUST AND SAVINGS BANK


By: ______________________
         Name:

         Title:

                                      A-1